                                                                   EXHIBIT 4.17


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.


1,250,000 Shares of Common Stock


                                    WARRANT
                          To Purchase Common Stock of
                          World Commerce Online, Inc.


         1. GRANT OF WARRANT. THIS IS TO CERTIFY THAT i2Technologies, Inc., a Delaware corporation, or its registered assigns (the "Holder"), is entitled to exercise this Warrant to purchase from World Commerce Online, Inc., a Delaware corporation (the "Company"), up to an aggregate of 1,250,000 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), subject to adjustment determined in accordance with ARTICLE IV of the Agreement (as defined below) all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is being granted pursuant to the terms of that certain Warrant Purchase Agreement of even date herewith (the "Agreement"), by and among the Company and the Holder, and the Company and the Holder intend to be bound hereby and thereby. Any capitalized terms not defined herein will have the meanings set forth in the Agreement. The Company acknowledges that the payment of the purchase price of this Warrant by Holder of $100.00 and the additional consideration set forth in the Agreement is fair and full consideration for the rights granted to the Holder hereunder, since the Company acknowledges that, due to restrictions on the exercisability of this Warrant and other restrictions on the rights of the Holder contained herein and in the Agreement, the value of this Warrant is contingent, speculative and uncertain.

         2. EXERCISE PRICE. The exercise price per share of Common Stock shall be $7.00 (the "Exercise Price"). Such Exercise Price and the number of shares of Common Stock into which this Warrant is exercisable are subject to adjustment from time to time as provided in ARTICLE IV of the Agreement.

         3. EXERCISE. This Warrant may be exercised in whole or in part at any time or from time to time after the Closing Date and on or until the date that is the fifth anniversary of the Closing Date (the "Expiration Date"), unless otherwise extended pursuant to the terms of the Agreement.

         In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 9677 Tradeport Drive, Orlando, Florida, 32827, or at such other office as shall be designated by the Company pursuant to the Agreement:

         (a) written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

         (b)      cash payable to the order of the Company; and

         (c)      this Warrant, properly endorsed.

Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and deliver to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of the Holder, or such other name as shall be designated in said notice.

         This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date that said notice, together with said payment and this Warrant, is received by the Company as aforesaid. Subject to the terms of the Agreement, the Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, the Holder shall, for all purposes, be deemed to have become the Holder of record of such shares on the date on which this Warrant is surrendered to the Company in the immediately preceding sentence. If the exercise is for less than all of the shares of Common Stock issuable as provided in the Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to the Holder. The Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

         4. TAXES. The issuance of any Common Stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate.

         5. TRANSFER. Except as otherwise provided under the Agreement, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by its duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares not transferred.

         6. CASH IN LIEU OF FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. If the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall pay such amount as indicated under Section 4.3(d) of the Agreement.

         7. REGISTRATION RIGHTS. The Common Stock into which this Warrant is exercisable is subject to registration rights as provided in Section 4.6 of the Agreement.

         8. RESERVATION OF SHARES. The Company will, at all times prior to the Expiration Date, reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable upon the exercise of this Warrant.

         9. APPLICABLE LAW. THIS WARRANT SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF DELAWARE.

         10. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of, and be binding upon, the successors and assigns of the Holder hereof and shall be enforceable by any such Holder. In the event this Warrant is sold, transferred or assigned, the transferor will give written notice within fifteen (15) days following the sale, assignment, or transfer to the Company and in such notice designate the name and address of the transferee.

         11. HEADINGS. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued.

         DATED as of April 29, 2000.

                                         WORLD COMMERCE ONLINE, INC.



                                         By: /s/ Mark Patten
                                            ---------------------------------
                                            Mark Patten, Chief Financial Officer

                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ shares of Common Stock of World Commerce Online, Inc. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________________________
whose address is ________________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         DATED:________________, _____________



                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------



                                              Address:
                                                      -------------------------

                                                      -------------------------

                                                      -------------------------

                                ASSIGNMENT FORM


         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

      Name & Address of Assignee                        No. of Shares
                                                         Common Stock





and does hereby irrevocably constitute and appoint as Attorney ________________ to register such transfer on the books of _____________________________ maintained for the purpose, with full power of substitution in the premises.

         DATED:________________, _____________



                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.


                           ACKNOWLEDGMENT BY ASSIGNEE

         The undersigned Assignee hereby acknowledges receipt of the Warrant Purchase Agreement, and agrees to be bound by its terms.



                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------